EXHIBIT 23.1 - CONSENT OF MILLER & MCCOLLOM, CERTIFIED PUBLIC ACCOUNTANTS
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May 14, 2003




Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Mobile Tire Renew
(International), Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 2002 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.



/s/ Miller and McCollom


MILLER AND MCCOLLOM
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033